UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2021

OMNIA WELLNESS INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-211986	98-1291924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 18th Street

Suite 3000

Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 325-3738

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events.

On January 13, 2021, Omnia Wellness Inc. (the “Company”) issued a press release announcing the closing of its planned and previously announced business combination with Omnia Wellness Corporation, a privately-held Texas corporation (“Omnia Corp.”), pursuant to a Share Exchange and Reorganization Agreement with the shareholders of Omnia Corp. Following the business combination, the combined company will continue to be known as Omnia Wellness Inc. and trade on the OTCPink Marketplace under the symbol “OMWS.” As part of the terms of the business combination, 100% of Omnia Corp.’s stockholders exchanged an aggregate of 10,000,000 shares they owned in Omnia Corp. for a like number of newly-issued shares of the Company, and the Company acquired 100% of the issued and outstanding shares of capital stock of Omnia Corp. Details of the business combination, the business, results of operations and management of the combined company and other related matters, can be found in the Current Report on Form 8-K filed by the Company with the United States Securities and Exchange Commission on January 11, 2021. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01 of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated January 13, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 13, 2021

OMNIA WELLNESS INC.

		By:	/s/ Steve Howe
		Name:	Steve Howe
		Title:	Executive Chairman